Exhibit 99.1

High Roller Technologies Awarded Guaranteed Introducing Broker License from National Futures Association to Enter Prediction Markets Space

National Futures Association registration advances planned U.S. launch of ROLR prediction markets platform through Crypto.com FCM infrastructure

Introducing broker operations will be guaranteed by Crypto.com FCM

Las Vegas, NV, June 26, 2026 — High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE: ROLR), a publicly traded online gaming and prediction markets company, today announced that its wholly owned subsidiary, ROLR US LLC, has been approved as a member of the National Futures Association (“NFA”) and registered as an introducing broker under a guarantee agreement with OG Markets US, Inc. (formerly known as Foris DAX Markets, Inc.) (“OG”), doing business as Crypto.com FCM.

“This approval completes one of the key regulatory steps in the development of our U.S. prediction markets business and moves us significantly closer to launching the ROLR platform,” said Seth Young, Chief Executive Officer of High Roller Technologies. “Becoming an NFA Member and registered introducing broker reflects the substantial work completed by our team and our partners to build the compliance, technology and operating infrastructure required to participate in the federally regulated U.S. derivatives market.

“Our partnership with Crypto.com provides ROLR with access to established exchange, clearing and futures commission merchant infrastructure, while allowing High Roller to focus on delivering a differentiated consumer experience, building the ROLR brand and executing our customer-acquisition strategy. With this regulatory milestone completed, we are now focused on the final integration, testing and operational elements ahead of our target launch date,” added Young.

About the Guaranteed Introducing Broker Status and Crypto.com Partnership

Key highlights include:

•         NFA registration: High Roller’s wholly owned subsidiary, ROLR US LLC, has been approved as an NFA Member and registered as a guaranteed introducing broker.

•         Crypto.com guarantee: ROLR US LLC will operate under a guarantee agreement with OG, doing business as Crypto.com FCM, a registered futures commission merchant.

•         Customer account infrastructure: Crypto.com FCM will carry customer accounts introduced through the ROLR platform and provide related transaction-processing, custody and regulatory infrastructure. ROLR US LLC will not hold customer funds.

•         Access to prediction contracts: Eligible ROLR customers are expected to gain access to event contracts offered by Crypto.com | Derivatives North America (“CDNA”) across categories such as sports, finance, entertainment and other real-world events.

•         Exclusive relationship: CDNA will serve as the exclusive provider of prediction contracts through High Roller’s U.S. platform during the initial 24 months of the collaboration agreement.

•         Revenue participation: High Roller expects to participate economically through a revenue-sharing arrangement tied to customer activity conducted through the ROLR platform.

•         Progress toward launch: The registration represents a significant regulatory milestone toward the planned U.S. commercial launch of ROLR, subject to completion of technology integration, testing, compliance implementation and other operational requirements.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. (NYSE: ROLR) is a publicly traded online gaming and prediction markets company, known for its innovative casino brands High Roller and Fruta, and its prediction markets brand, ROLR. The Company delivers cutting-edge real-money consumer facing products that are intuitive and user-friendly. With a diverse portfolio of over 6,000 premium online casino games from more than 90 leading game providers, High Roller Technologies offers an immersive and engaging gaming experience in the rapidly expanding multi-billion-dollar iGaming industry. As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence.

For more information, please visit the Company’s investor relations website and follow High Roller Technologies on X, Facebook, and LinkedIn.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2025, Part I. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors, of our quarterly report on Form 10-Q for the quarter ended March 31, 2026 and in our other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039